CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" and to the use of our report dated August 30, 1995, in this Registration Statement (Form N-1A 33-48926) of Dreyfus Investment Grade Bond Funds, Inc., (formerly Dreyfus Short-Term Income Fund, Inc.)



                                               ERNST & YOUNG LLP

New York, New York
November 28, 1995